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                                                                   EXHIBIT 10.17

STATE OF NORTH CAROLINA                                           EXECUTIVE
                                                             SEVERANCE AGREEMENT
COUNTY OF MECKLENBURG

         THIS AGREEMENT, entered into this _______ day of November, 1997, by and between Lance, Inc., a North Carolina corporation, hereinafter referred to as the "Company," and ______________________, hereinafter referred to as "Executive";

                              STATEMENT OF PURPOSE

         The Board of Directors of the Company has recently authorized a program (the "New Severance Program") designed to provide certain executives of the Company with severance benefits upon the termination of their employment with the Company and its Affiliates under certain circumstances following a Change in Control of the Company.

         In addition to the benefits under the New Severance Program, the Company desires to provide Executive with certain benefits in the event of Executive's involuntary termination of employment without cause prior to a Change in Control.

         Therefore, the Company and Executive have entered into (i) a Compensation and Benefits Assurance Agreement pursuant to the New Severance Program and (ii) this Agreement which provides Executive certain benefits in the event of Executive's termination of employment under certain circumstances prior to a Change in Control.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement that (i) are not expressly defined herein and (ii) are defined in the Compensation and Benefits Assurance Agreement shall have the respective meanings given to those terms in the Compensation and Benefits Assurance Agreement. In addition, as used herein, the following terms shall have the following meanings:

                  (a)      "Cause" means:

                           (i) Executive's failure to devote his best efforts and substantially full time during normal business hours to the discharge of the duties and responsibilities of Executive's position reasonably assigned to him, other than during reasonable periods of vacation and other reasonable leaves of absence commensurate with Executive's position and length of service; or

                           (ii) A material and willful breach of Executive's fiduciary duties to the Company and its stockholders; or
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                           (iii)    In connection with the discharge of
                                    Executive's duties with the Company, one or more material acts of fraud or dishonesty or gross abuse of authority; or

                           (iv) Executive's commission of any willful act involving moral turpitude which materially and adversely affects (A) the name and good will of the Company or (B) the Company's relationship with its employees, customers or suppliers; or

                           (v) Executive's habitual and intemperate use of alcohol or drugs to the extent that the same materially interferes with Executive's ability to competently, diligently and substantially perform the duties of his employment.

                  (b) "Compensation and Benefits Assurance Agreement" means that certain Compensation and Benefits Assurance Agreement between Executive and the Company entered into on the date hereof.

                  (c)      "Effective Date" means the date of this Agreement.

                  (d) "Termination Date" means the date of Executive's Termination of Employment.

         2. TERM OF AGREEMENT.

                  (a) This Agreement will commence on the Effective Date and shall continue in effect until the third anniversary of the Effective Date (the "Initial Term").

                  (b) The Initial Term of this Agreement automatically shall be extended for one additional year at the end of the Initial Term, and then again after each successive one (1) year period thereafter (each such one (1) year period following the Initial Term being hereinafter referred to as a "Successive Period"). However, either party may terminate this Agreement effective at the end of the Initial Term or at the end of any Successive Period thereafter (the "Expiration Date") by giving the other party written notice of such termination and intent not to renew, delivered at least one (1) year prior to the Expiration Date. If such notice is properly delivered by either party, this Agreement, along with all corresponding rights, duties, and covenants shall automatically expire on the Expiration Date.

         3. COMPENSATION AND BENEFITS ASSURANCE AGREEMENT. Contemporaneously herewith, the Company and Executive have entered into the Compensation and Benefits Assurance Agreement. Notwithstanding anything to the contrary contained herein, in no event shall any payments or benefits be made to or provided Executive under the terms of



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this Agreement if Severance Benefits are payable under the Compensation and
Benefits Assurance Agreement.

         4. INVOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO A CHANGE IN CONTROL. In the event of Executive's involuntary Termination of Employment without Cause prior to a Change in Control, the Company agrees to pay to or provide Executive with the following:

                  (a) A single cash payment in an amount equal to the sum of (i) Executive's Base Salary in effect on the Termination Date plus (ii) the Executive's then-current target bonus opportunity (stated in terms of a percentage of Base Salary) established under the Company's Annual Corporate Performance Incentive Plan for Officers (or any successor plan thereto), if any, in effect on the Termination Date, which payment shall be made within thirty (30) days after the Termination Date.

                  (b) A single cash payment in an amount equal to Executive's unpaid Base Salary, accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to Executive through the Termination Date.

                  (c) A single cash payment in an amount equal to the greater of (i) the Executive's then-current target bonus opportunity (stated in terms of a percentage of Base Salary) established under the Company's Annual Corporate Performance Incentive Plan for Officers (or any successor plan thereto), if any, for the incentive plan year in which the Termination Date occurs, adjusted on a pro-rata basis based on the number of days Executive was actually employed during such incentive plan year or (ii) the actual bonus earned through the Termination Date under the Company's Annual Corporate Performance Incentive Plan for Officers (or any successor plan thereto), if any, based on the then-current level of goal achievement; which payment shall be made at the same time as the payments are made to the Company's other employees under the Company's Annual Corporate Performance Incentive Plan for Officers (or any successor plan thereto), if any, for incentive plan year during which the Termination Date occurs.

                  (d) Indemnification of Executive from any claims asserted against Executive arising out of the prior performance of Executive's duties with the Company or its Affiliates to the same extent as the Company indemnifies retired officers or directors of the Company.

                  (e) Payment of Executive's vested interest under the Company sponsored qualified profit sharing and 401(k) Plans when and as provided in, and otherwise subject to, the terms, provisions and conditions of said Plans, and nothing in this Agreement shall modify or override the terms, provisions and conditions of such Plans.

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         5. OTHER TERMINATION OF EMPLOYMENT. Except as otherwise expressly provided to the contrary in the Compensation and Benefits Assurance Agreement, Executive shall not be entitled to any payments or benefits upon his Termination of Employment in the following events:

                  (a)      Executive's voluntary Termination of Employment, or

                  (b) Executive's involuntary Termination of Employment for Cause, or

                  (c) Executive's Termination of Employment, whether voluntary or involuntary, with or without Cause, following a Change in Control.

         6. MITIGATION. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

         7. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, executors and administrators.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Executive has hereunto set his hand and seal, all as of the day and year first above written.


                                              Lance, Inc.
[CORPORATE SEAL]

ATTEST:                                       By:______________________________
                                                     President
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Secretary

                                              ____________________________[SEAL]



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